Exhibit 99


Con-way

                                                                 NEWS RELEASE

                                                                     Contacts:
                                  Investor:  Patrick Foessenier 1+650-378-5353
                                  News Media:  Gary Frantz      1+650-378-5335





     CON-WAY INC. REPORTS FOURTH-QUARTER AND FULL-YEAR RESULTS FOR 2008



SAN MATEO, Calif. - January 26, 2009 -- Con-way Inc. (NYSE:CNW) today reported a net loss from continuing operations (after preferred stock dividends) for the fourth quarter of 2008 of $49.7 million, or $1.09 per diluted share. The results compared with fourth-quarter 2007 net income from continuing operations (after preferred stock dividends) of $36.9 million, or

78 cents per diluted share.



Both the 2008 and 2007 fourth-quarter results from continuing operations included special charges. Without the charges, on a non-GAAP basis (See

Footnote a) Con-way net income from continuing operations was $4.5 million,

or 10 cents per share in the 2008 fourth quarter, compared to 2007 fourth-

quarter earnings of $41.8 million, or 88 cents per diluted share. Special charges affecting both periods included the following:



2008
-----



*  $21.3 million (28 cents per share) for restructuring charges from network re-engineering and workforce reduction at Con-way Freight.



*  $37.8 million (80 cents per share) for an impairment charge related to goodwill and other intangible assets at Menlo Worldwide Logistics' China-

   based entity, Chic Holdings, Ltd.



*  $4.9 million (11 cents per share) for the write-down of a receivable related to the acquisition of Chic.




2007
-----


*  $7.7 million (10 cents per share) comprising a charge for business transformation and management office consolidations at Con-way Freight.



The net loss to common shareholders in the 2008 fourth quarter was $43.0 million, or 94 cents per share. This compares to previous-year fourth-quarter net income to common shareholders of $34.5 million, or 73 cents per diluted share.



Net income to common shareholders for both the 2008 and 2007 fourth quarters included the above mentioned special charges. Net income for both periods also included the effect of discontinued operations, described below:



*  2008 fourth quarter: A net gain of $6.7 million (15 cents per share)

   representing the cash proceeds received from resolution of an insurance matter and a claims issue, less the amount of a payment made for settlement of a legal matter.



*  2007 fourth quarter: A charge of $2.5 million (5 cents per share)

   representing a loss from various other activities classified as discontinued operations.



Revenue in the 2008 fourth quarter was $1.13 billion, a decrease of 6.2 percent from last year's fourth-quarter revenue of $1.20 billion. The operating loss of $35.2 million in the 2008 fourth quarter compared to operating income of $70.0 million in the fourth quarter a year ago.



The 2008 fourth-quarter income tax benefit rate of 3.3 percent primarily reflects no tax deduction for the impairment charge and the write-down of the acquisition-related receivable, as well as tax expense from other discrete tax items. The effective tax rate for the same period of 2007 was 35.3 percent.



FULL YEAR 2008 RESULTS



For the full-year 2008, Con-way reported net income from continuing operations (after preferred dividends) of $58.6 million, or $1.23 per diluted share, compared with $146.8 million (after preferred dividends), or $3.06 per diluted share in 2007. Both years included the effect of special charges.



Excluding special charges in both years, on a non-GAAP basis (See Footnote a)

full-year 2008 net income from continuing operations was $116.0 million, or

$2.41 per diluted share, compared to $155.2 million, or $3.23 per diluted share earned in 2007.



Including the effect of discontinued operations and special charges, net income to common shareholders for the full-year 2008 was $67.0 million, or

$1.40 per diluted share, compared to net income to common shareholders in

2007 of $146.0 million, or $3.04 per diluted share.



Revenues for full-year 2008 rose to $5.04 billion from 2007's revenues of

$4.39 billion, a 14.8 percent increase. Operating income in 2008 was $192.6 million compared with $264.5 million in 2007.



Commenting on the results, Con-way President and CEO Douglas W. Stotlar said,

"As we noted in our update last month, the deteriorating economy in the fourth quarter foreshadowed an extraordinary decline in demand for freight services. As this decline accelerated through November and December, our freight business volumes fell at an unprecedented rate, with a corresponding effect on earnings."



In response, Stotlar noted that the company has taken a number of steps to reduce costs and conserve cash, including workforce reductions, aggressive expense controls, lower capital expenditures and a freeze on pay levels for management and administrative employees for 2009. "These were difficult decisions, necessary to align our costs for the current environment, and to help position us to weather what looks to be an extremely tough recessionary economy."



Stotlar emphasized however that while Con-way is actively pursuing continuous cost reduction and efficiency improvement measures throughout the enterprise,

the company is not compromising on service. "Even more so in challenging economic times, customers want secure, financially stable service providers who they can trust to provide consistent, reliable everyday performance," he said.



"We have excellent franchises with reputations for superior service. Our employees are putting in tremendous effort to take care of our customers,

delivering some of the highest productivity and service levels in our history.  All of our business units are operating from positions of strength in their markets and remain focused on delivering the premium value for which we are known."



For the full-year 2008, the effective tax rate was 51.5 percent compared to

36.6 percent in the prior year.  The higher 2008 tax rate primarily reflects the effect of the previously mentioned impairment charges in the fourth-

quarter.



Segment results in the 2008 fourth quarter for Con-way's principal operations were as follows:



FREIGHT



For the 2008 fourth quarter, Con-way Freight, the company's regional less-

than-truckload operations, reported:



   * An operating loss of $9.4 million compared to profit of $55.2 million in the year-ago period. The 2008 fourth quarter included a pre-tax restructuring charge of $21.3 million for network re-engineering and workforce reduction costs. Without the restructuring charge, Con-way

     Freight earned $11.9 million in the quarter. The 2007 fourth quarter included a $7.7 million restructuring charge.



   * Revenues of $640.3 million, a 13.4 percent decrease from last year's fourth-quarter revenues of $739.2 million.



   * Tonnage per day decreased 7.7 percent from the previous-year fourth quarter.



   * Yield, defined as revenue per hundredweight, declined 2.2 percent from the previous-year fourth quarter. Excluding the fuel surcharge, yield declined 1.4 percent.



   * An operating ratio of 101.4 in the 2008 fourth quarter compared to 92.6 in fourth-quarter 2007.  Excluding the restructuring charge mentioned earlier, the 2008 fourth-quarter operating ratio was 98.2. The 2007 fourth quarter operating ratio included the $7.7 million restructuring charge and rebranding expense of $3.0 million.



LOGISTICS



For the fourth quarter of 2008, Menlo Worldwide Logistics, the company's global logistics and supply chain management operations, reported:



   * An operating loss of $38.6 million compared to income of $5.9 million in the fourth quarter of 2007. Menlo's 2008 fourth-quarter results included the $37.8 million impairment charge for goodwill and other intangible assets, and the $4.9 million write down of the receivable related to the

     Chic acquisition. Without these special charges, Menlo's income for the

     2008 fourth quarter was $4.2 million.



   * Revenue of $373.1 million, up 9.7 percent from the previous-year fourth-

     quarter revenue of $340.1 million.



   * Net revenue of $129.3 million, an increase of 2.5 percent compared to

     $126.1 million in the previous-year fourth quarter.



While Menlo recorded an increase in net revenue, operating income declined due to the special charges and other costs incurred for remediation of operating issues in China.



TRUCKLOAD



For the fourth quarter of 2008, Con-way Truckload, the company's full-

truckload transportation operations, reported:



   * Operating income of $14.5 million, a 64.7 percent increase over the $8.8 million earned in the fourth quarter of 2007, which included $2.3 million of costs from integration of Con-way's pre-acquisition truckload operations.



   * Revenue of $110.9 million, after the elimination of $38.4 million of inter-company revenues, a decrease of 6.3 percent from 2007 fourth-

     quarter revenues of $118.4 million.



   * Operating ratio on total revenues excluding fuel surcharges (before elimination of inter-company revenues) of 88.1, compared to 92.7 in the previous-year period. The operating ratio on total revenues, including fuel surcharges, was 90.3 compared to 94.1 in the 2007 fourth quarter,

     including the previously mentioned integration expense.



CON-WAY OTHER



Con-way Other includes the company's Road Systems, Inc. trailer manufacturing unit as well as other corporate activities. These activities produced a loss during the 2008 fourth quarter, primarily due to activities from the company's captive insurance program.



2009 OUTLOOK



Due to the uncertainty of the global economy and lack of visibility into future business volumes and market trends, the company is suspending its practice of providing annual earnings guidance.



INVESTOR CONFERENCE CALL



Con-way will hold a conference call for the investment community to discuss its fourth-quarter and full-year 2008 financial results tomorrow, Tuesday,

January 27 at 10:00 a.m. Eastern Standard Time (7:00 a.m. Pacific.)



The call can be accessed by dialing (866) 264-3634 or (706) 643-3632 (for international callers) and is expected to last approximately one hour. Callers are requested to dial in at least five minutes before the start of the call.  The call will also be available through a live internet web cast at www.con-way.com, in the Investor Relations section. Related financial and operating statistics to be discussed on the conference call will also be available on the company's web site at www.con-way.com in the Investor

Relations section.



An audio replay will be available for two weeks following the call by dialing

(800) 642-1687 or (706) 645-9291 (for international callers) and using access code 79978707. The replay will also be available at the same web-casting site providing access to the live call.


About Con-way Inc. -- Con-way Inc. (NYSE:CNW) is a $5.0 billion freight transportation and logistics services company headquartered in San Mateo, Calif. Con-way delivers industry-leading services through its primary operating companies of Con-way Freight, Con-way Truckload and Menlo Worldwide. These operating units provide high-performance, day-definite less-than-truckload (LTL) and full truckload and multimodal freight transportation, as well as logistics, warehousing and supply chain management services, and trailer manufacturing. Con-way Inc. and its subsidiaries operate from more than 500 locations across North America and in 20 countries. For more information about Con-way, visit www.con-way.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute "forward-looking statements" and are subject to a number of risks and uncertainties and should not be relied upon as predictions of future events. All statements other than statements of historical fact are forward-looking statements, including: any projections of earnings, revenues, weight, yield, volumes, income or other financial or operating items, all statements of the plans, strategies, expectations or objectives of Con-way's management for future operations or other future items, any statements concerning proposed new products or services, any statements regarding Con-way's estimated future contributions to pension plans, any statements as to the adequacy of reserves, any statements regarding the outcome of any legal and other claims and proceedings that may be brought against Con-way, any statements regarding future economic conditions or performance, any statements regarding strategic acquisitions, any statements of estimates or belief, and any statements or assumptions underlying the foregoing. Specific factors that could cause actual results and other matters to differ materially from those discussed in such forward-looking statements include: changes in general business and economic conditions, increasing competition and pricing pressure, the creditworthiness of Con-way's customers and their ability to pay for services rendered, changes in fuel prices or fuel surcharges and the effect of ongoing litigation alleging that Con-way engaged in price fixing of fuel surcharges in violation of Federal
antitrust laws,   the  effects  of  the cessation of the air carrier
operations of Emery Worldwide Airlines, the possibility that Con-way may, from time to time, be required to record impairment charges for goodwill, in tangible assets and other long-lived assets, the possibility of defaults under Con-way's $400 million credit agreement and other debt instruments (including without limitation defaults resulting from unusual charges), uncertainty in the credit markets, including the effect on Con-way's ability to refinance indebtedness as and when it becomes due, labor matters, enforcement of and changes in governmental regulations or legislation which potentially could result in an adverse impact on the company, environmental and tax matters, matters relating to the 1996 spin-off of Consolidated Freightways Corporation ("CFC"), including, but not limited to, the arbitration demand and federal lawsuit Con-way has filed against one of CFC's multi-employer pension funds seeking a finding that Con-way is not liable for any of CFC's unpaid withdrawal liabilities, the $29 million claim asserted by that fund against Con-way and the possibility that other CFC multi-employer pension funds may assert claims against Con-way in the future, and matters relating to Con-way's defined benefit pension plans, including the effect on the plans of changes in discount rates and in the value of plan assets. The factors included herein and in Item 7 of Con-way's 2007 Annual Report on Form 10-K as well as other filings with the Securities and Exchange Commission could cause actual results and other matters to differ materially from those in such forward-looking statements. As a result, no assurance can be given as to future financial condition, cash flows, or results of operations.






                               Con-way Inc.
                       Statements of Operating Results
               (Dollars in thousands except per share amounts)

                               Three Months Ended        Twelve Months Ended
                                  December 31,              December 31,
                            ------------------------  ------------------------
                                2008         2007         2008         2007
                            -----------  -----------  -----------  -----------

REVENUES
  Freight                   $  640,305   $  739,162   $3,015,959   $2,904,543
  Logistics [b]                373,117      340,094    1,511,611    1,297,056
  Truckload [c]                110,937      118,446      505,201      172,674
  Other                          1,023        2,460        4,046       13,090
                            -----------  -----------  -----------  -----------
                            $1,125,382   $1,200,162   $5,036,817   $4,387,363
                            ===========  ===========  ===========  ===========


OPERATING INCOME (LOSS)
  Freight                   $   (9,390)  $   55,201   $  165,169   $  235,060
  Logistics                    (38,578)       5,940      (23,683)      25,599
  Truckload [c]                 14,488        8,797       52,395        8,803
  Vector                           -            -            -         (2,699)
  Other                         (1,683)          92       (1,259)      (2,310)
                            -----------  -----------  -----------  -----------
                               (35,163)      70,030      192,622      264,453


  Other Expense, net            14,458       10,222       57,705       21,807
                            -----------  -----------  -----------  -----------

Income (Loss) before
 Income Tax Provision
 (Benefit)                     (49,621)      59,808      134,917      242,646
   Income Tax Provision
    (Benefit)                   (1,642)      21,084       69,494       88,871
                            -----------  -----------  -----------  -----------

Income (Loss) from
 Continuing Operations         (47,979)      38,724       65,423      153,775
                            -----------  -----------  -----------  -----------

Discontinued Operations,
 net of tax
  Gain (Loss) from
   Disposal                      6,717       (2,472)       8,326         (863)
                            -----------  -----------  -----------  -----------
                                 6,717       (2,472)       8,326         (863)


Net Income (Loss)              (41,262)      36,252       73,749      152,912

  Preferred Stock
   Dividends                     1,760        1,788        6,788        6,960
                            -----------  -----------  -----------  -----------

NET INCOME (LOSS)
 APPLICABLE TO COMMON
 SHAREHOLDERS               $  (43,022)  $   34,464   $   66,961   $  145,952
                            ===========  ===========  ===========  ===========

NET INCOME (LOSS) FROM
 CONTINUING OPERATIONS
 APPLICABLE TO COMMON
 SHAREHOLDERS               $  (49,739)  $   36,936   $   58,635   $  146,815
                            ===========  ===========  ===========  ===========

Weighted-Average Common
 Shares Outstanding
  Basic                     45,605,592   45,035,610   45,427,317   45,318,740
  Diluted                   45,605,592   47,956,613   48,619,292   48,327,784


Earnings (Loss) Per
 Common Share
  Basic
     Net Income (Loss)
      from Continuing
      Operations            $    (1.09)  $     0.82   $     1.29   $     3.24
     Gain (Loss) from
      Disposal                    0.15        (0.05)        0.18        (0.02)
                            -----------  -----------  -----------  -----------
                            $    (0.94)  $     0.77   $     1.47   $     3.22
                            ===========  ===========  ===========  ===========

  Diluted [a]
     Net Income (Loss)
      from Continuing
      Operations            $    (1.09)  $     0.78   $     1.23   $     3.06
     Gain (Loss) from
      Disposal                    0.15        (0.05)        0.17        (0.02)
                            -----------  -----------  -----------  -----------
                            $    (0.94)  $     0.73   $     1.40   $     3.04
                            ===========  ===========  ===========  ===========

[a] Diluted earnings
     per share excluding
     special charges
       Net income (loss)
        from continuing
        operations,
        as reported         $    (1.09)  $     0.78   $     1.23   $     3.06
       Con-way Freight
        business-
        transformation
        initiatives               0.28         0.10         0.33         0.17
       Menlo Worldwide
        Logistics
        impairment charges        0.80          -           0.75          -
       Menlo Worldwide
        Logistics write-down
        of an acquisition
        -related receivable       0.11          -           0.10          -
                            -----------  -----------  -----------  -----------
                            $     0.10   $     0.88   $     2.41   $     3.23
                            ===========  ===========  ===========  ===========

    Diluted earnings per share excluding special charges is a non-GAAP measure. Con-way includes this measure because it believes that investors are interested in the consolidated comparative results excluding significant special charges. Non-GAAP measures should be viewed in addition to, and not as an alternative for, Con-way's reported results. Con-way's updated annual earnings guidance of $2.20 to $2.35 provided in December 2008 included $5.2 million ($0.07 per diluted share) of first-quarter expense associated with restructuring charges and other business-transformation initiatives at Con-way Freight.

[b] Menlo Logistics'
     net revenues
       Revenues             $  373,117   $  340,094   $1,511,611   $1,297,056
       Purchased
        transportation
        expense               (243,852)    (213,995)  (1,001,775)    (851,366)
                            -----------  -----------  -----------  -----------
       Net revenues         $  129,265   $  126,099   $  509,836   $  445,690


[c] Effective August 23, 2007, Con-way acquired Contract Freighters, Inc.
    and affiliated companies (collectively, "CFI"). Under purchase-method accounting, CFI's operating results are included in Con-way's statements of operating income only for periods subsequent to the acquisition.


                               Con-way Inc.
                        Condensed Balance Sheets
                          (Dollars in thousands)


                                               December 31,      December 31,
                                                  2008              2007
                                            ----------------  ----------------

 ASSETS
     Current assets                         $       920,692   $       847,106
     Property, plant and equipment, net           1,471,956         1,458,788
     Other assets                                   648,669           703,414
                                            ----------------  ----------------
             Total Assets                   $     3,041,317   $     3,009,308
                                            ================  ================


 LIABILITIES AND SHAREHOLDERS' EQUITY
     Current liabilities                    $       637,697   $       673,120
     Long-term debt and guarantees                  926,224           955,722
     Other long-term liabilities and
      deferred credits [d]                          851,804           471,370
     Shareholders' equity [d]                       625,592           909,096
                                            ----------------  ----------------
             Total Liabilities and
              Shareholders' Equity          $     3,041,317   $     3,009,308
                                            ================  ================

 [d] In December 2008, Con-way recorded a $363.2 million reduction in shareholders' equity to recognize the underfunded status of defined benefit pension plans. The adjustment to equity reflects a $595.4 million increase in employee benefits liabilities, net of $232.2 million of deferred tax benefits.